EXHIBIT 23




                         Independent Auditors' Consent



The Board of Directors
CenturyTel, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-42013 and No. 333-91361) on Form S-3, the Registration Statements (No. 33-17113, No. 33-46562, No. 33-60061, No. 333-67815 and No. 333-91351) on Form
S-8, the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-48956 and No. 333-17015) on Form S-4 of CenturyTel, Inc. of our report dated January 26, 2000, relating to the consolidated balance sheets of CenturyTel, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of CenturyTel, Inc.


/s/  KPMG LLP
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KPMG LLP

Shreveport, Louisiana
March 14, 2000